UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 16, 2011

(Date of Earliest Event Reported)

West Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-21771	47-0777362
(Commission File Number)	(I.R.S. Employer Identification No.)

11808 Miracle Hills Drive, Omaha, Nebraska 68154

(Address of principal executive offices)

Registrant’s telephone number, including area code: (402) 963-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2011, the Board of Directors (the “Board”) of West Corporation (the “Company”) adopted the West Corporation Senior Management Retention Plan for the benefit of certain executive officers and other key employees of the Company (the “Senior Management Retention Plan”). The following summary is qualified in its entirety by reference to the text of the Senior Management Retention Plan, a copy of which is filed as an exhibit hereto.

Under the terms of the Senior Management Retention Plan, if a participant in the plan continues employment through October 24, 2011, the participant shall be eligible for a retention bonus in an amount designated by the Board. If the participant’s employment is terminated by the Company without Cause (as defined in the Senior Management Retention Plan) prior to October 24, 2011, then the participant will receive the retention bonus in a lump sum cash payment.

If a participant ceases to be employed by the Company prior to October 24, 2012 other than on account of such participant’s death, then such participant shall be obligated to repay all or a portion of the retention bonus as follows. If, prior to October 24, 2012, a participant’s employment is terminated by the Company for Cause or voluntarily by the participant, then such participant shall be obligated to pay back to the Company 100% of such participant’s retention bonus. If, prior to October 24, 2012, a participant’s employment with the Company is terminated for any reason other than by the Company for Cause or voluntary termination by the participant, then such participant shall be obligated to pay back to the Company a pro rata portion of the participant’s retention bonus (based on days employed during the twelve month period beginning October 25, 2011). Any retention bonus required to be repaid pursuant to the terms of the Senior Management Retention Plan shall be paid within three business days following the participant’s termination of employment.

Participants in the Senior Management Retention Plan include Thomas B. Barker, Nancee R. Berger, Paul M. Mendlik, and Steven M. Stangl. Subject to the terms of the Senior Management Retention Plan, Mr. Barker, Ms. Berger and Messrs. Mendlik and Stangl are eligible to receive retention bonuses of $2.1 million, $1.0 million, $250,000 and $250,000, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	West Corporation Senior Management Retention Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST CORPORATION

Dated: September 19, 2011	By:	/s/ Paul M. Mendlik
Paul M. Mendlik
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	West Corporation Senior Management Retention Plan